Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Nos. 333-195077, 333-180755 and 333-175577 on Form S-3 and Registration Statements Nos. 333-174916, 333-139582, and 333-139583 on Form S-8 of ORBCOMM Inc. of our report dated March 11, 2015 relating to the financial statements of SkyWave Mobile Communications Inc. appearing in this Current Report on Form 8-K of ORBCOMM Inc. dated April 1, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

April 1, 2015